SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AMAG Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Caligan Partners LP

Caligan Partners CV II LP

David Johnson

Samuel J. Merksamer

Paul Fonteyne

Lisa Gersh

Kenneth Shea

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [ ], 2019

AMAG PHARMACEUTICALS, INC.

1100 Winter Street

Waltham, Massachusetts, 02451

__________________________

CONSENT STATEMENT

OF

Caligan Partners LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the enclosed WHITE consent card are being furnished by Caligan Partners LP and certain of its affiliates (as identified on Annex I, “Caligan”, “we” or “us”), and the four nominees named in Proposal 2 below (the “Nominees” and, together with Caligan, the “Participants”) in connection with the solicitation of written consents (the “Consent Solicitation”) from the stockholders of AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG” or the “Company”), to replace four of the current members of the Board of Directors of the Company (the “Board”) with our highly qualified Nominees.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. Under the Amended and Restated Bylaws of the Company (the “Bylaws”), each of the Proposals require the consent of the majority of the issued and outstanding shares of the Company entitled to vote at a meeting of stockholders (the “Voting Stock”). Therefore, in order for each proposal to be adopted, each must receive written consents representing a majority of the issued and outstanding shares of Common Stock. We are seeking your support in our solicitation of written consents to take action to remove four directors and replace them with our four Nominees.

We believe that while AMAG has tremendously valuable assets, AMAG has not been a successful investment for stockholders and the Board’s poor oversight of business development initiatives and commercial spending levels have contributed to AMAG’s share price decline. We believe the Nominees will bring much needed experience, financial discipline and accountability to the current Board. We are therefore seeking your support and soliciting your written consents with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

This Consent Statement and WHITE consent card are first being mailed or given to the Company’s stockholders on or about [ ], 2019.

Proposal		Our Recommendation

1.	To remove without cause the following four directors of the Board: Gino Santini, Davey S. Scoon, John A. Fallon and James R. Sulat (and, in addition, any person elected, appointed or designated by the Board to fill any vacancy or newly created directorship since [ ], 2019 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective) (“Proposal 1,” or the “Removal Proposal”);	CONSENT

2.	To elect Caligan’s slate of four director nominees — Paul Fonteyne, David Johnson, Lisa Gersh and Kenneth Shea (each, a “Nominee” and collectively, the “Nominees”) — as directors to fill the vacancies resulting from Proposal 1 as directors and hold office until the annual meeting of stockholders to be held in 2020 and until their successors are duly elected and qualified (“Proposal 2,” or the “Election Proposal”);	CONSENT

3.	Repeal any provision of the Bylaws in effect at the time this proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2015 (“Proposal 3,” or the “Bylaw Restoration Proposal”);	CONSENT
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4.	Amend Article 2, Sections 2.2 and 2.3 of the Bylaws to fix the size of the Board at no more than nine members (“Proposal 4,” or the “Board Size Proposal”); and	CONSENT

5.	Amend Article 7, Section 7.1 of the Bylaws to require unanimous Board approval in order for directors to amend the Bylaws (“Proposal 5,” or the “Bylaw Amendment Proposal”).	CONSENT

The Board is currently composed of nine directors who are elected annually. Through this Consent Statement and enclosed WHITE consent card, we are soliciting written consents to remove the Company directors listed in Proposal 1 and to elect the Nominees named in Proposal 2 to serve as directors in their stead. The Nominees, if elected, would only constitute a minority of the Board. There is no assurance that any of the Company’s remaining incumbent directors will continue to serve as directors if any or all of our Nominees are elected.

We are soliciting your consent in favor of the adoption of each of the Removal Proposal, the Election Proposal and the Board Size Proposal because we believe stockholders will be best served by directors who are committed to safeguarding and promoting the best interests of all AMAG stockholders. We are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board and the election of the Nominees through changes to the Bylaws not filed with the SEC on December 17, 2015. Finally, we are soliciting your consent in favor of the adoption of the Bylaw Amendment Proposal to prevent a majority of the directors from amending the Bylaws subsequent to the Consent Solicitation if any directors disapprove of such amendments.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the shares of outstanding Common Stock as of the close of business on the Record Date (as defined below). Each Proposal will be effective without further action when we deliver to AMAG such requisite number of consents. Proposal 1 (Removal Proposal), Proposal 3 (Bylaw Restoration Proposal) and Proposal 5 (Bylaw Amendment Proposal) are not subject to, or conditioned upon, the effectiveness of the other Proposals. Proposal 2 (Election Proposal) and Proposal 4 (Board Size Proposal) are conditioned, in part, upon the adoption of Proposal 1 (Removal Proposal). The number of Nominees that can be elected pursuant to the Election Proposal will depend on the number of members of the Board that are removed pursuant to the Removal Proposal.

[On [●], AMAG announced that the Board has established the close of business on [●] as the record date for purposes of determining stockholders entitled to give their written consent to the Proposals (the “Record Date”). According to the Company, as of the Record Date, there were [●] shares of Common Stock outstanding, each of which is entitled to one vote on each Proposal.]

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Proposals to be effective under Delaware law and the Bylaws, properly completed and unrevoked written consents from the holders of record as of the close of business on the Record Date representing at least a majority of the shares of Common Stock then outstanding must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. In order to ensure that your consent is delivered to the Company in a timely manner, we have set [ ], 2019 as the deadline for submission of written consents, but we reserve the right, in our sole discretion, to extend or accelerate such deadline. Effectively, this means that you have until [ ], 2019 to consent to the Proposals.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

As of the Record Date, the Participants beneficially owned an aggregate of 3,504,428 shares of Common Stock, representing approximately [10.3]% of the outstanding shares of Common Stock of the Company. The Participants intend to express consent in favor of the Proposals with respect to all of such shares of Common Stock.

The failure to sign and return a consent will have the same effect as rejecting the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

We urge you to sign, date and return the WHITE consent card and to “CONSENT” to all of the Proposals.

This Consent Solicitation is being made by Caligan and the Nominees, and not on behalf of the Board or management of the Company or any other third party.

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If you have already revoked your consent using the Company’s [●] consent revocation card, you have every right to give your consent again by completing and mailing the enclosed WHITE consent card in the enclosed pre-paid envelope or by consenting via Internet or by telephone by following the instructions on the WHITE consent card. Only the latest validly executed consent that you submit will be counted; any consent or consent revocation may be revoked at any time prior to its delivery to the Company by following the instructions under “Can I change my consent instructions or cancel my revocation of consent?” in the Questions and Answers section.

We strongly recommend that if you have loaned, pledged or hypothecated any or all of your Common Stock, that you consult with your bank or broker in order to have such shares of Common Stock returned to your account before the Record Date so that you can express consent on each of your shares of Common Stock in favor of the Proposals.

For instructions on how to consent and other information about the consent materials, see the Questions and Answers section starting on page [●].

We urge you to promptly sign, date and return your WHITE consent card.

If you have any questions or require any assistance with giving consent for your shares, please contact our consent solicitor, D.F. King & Co., Inc. (“D.F. King”), toll free at (800) 252-8173 or collect at (212) 269-5550.

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IMPORTANT INFORMATION

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card.

Caligan urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Caligan, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, N.Y. 10005 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed. Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS.

ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT, WHICH IS THE SAME AS VOTING “AGAINST” THE PROPOSALS.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement, or need help giving consent for your shares, please contact our consent solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 252-8173

Email: AMAG@dfking.com

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BACKGROUND OF THIS CONSENT SOLICITATION

We invested in the Company because we believe its shares are undervalued and represent an attractive, long-term opportunity to invest in growing, durable pharmaceutical products with potential untapped therapeutic indications. We made our investment after almost 18 months of diligence on the Company after concluding that the Company’s massive underperformance over every relevant time period did not fundamentally change the prospects for AMAG’s products.

On August 15, 2019, Caligan attempted to contact Linda Lennox, the Company’s Vice President of Investor Relations, to disclose Caligan had recently acquired a significant ownership stake in the Company’s common stock and to request a telephone call with Bill Heiden, the Company’s President and Chief Executive Officer (“CEO”). After receiving an “out of office” message from Ms. Lennox, Caligan attempted to contact both Bill Heiden and Ted Myles, via email and phone call. Later that day, Ms. Lennox contacted David Johnson to let him know that they would work to schedule a call.

On August 16, 2019, Caligan reached out to Ms. Lennox to see if a call could be scheduled that day and was informed that a call could not be scheduled and that the earliest Mr. Heiden could speak was 11am on Monday, August 19.

On August 19, 2019, Caligan spoke with Mr. Heiden and Mr. Myles to introduce ourselves, to share that we thought the Company was undervalued and that changes needed to be made to address the Company’s significant underperformance. We requested an opportunity to have an in-person, private discussion with Mr. Heiden and the Company’s Chairman, Gino Santini (“Mr. Santini”).

On August 20, 2019, Ms. Lennox wrote Mr. Johnson to inform us that Mr. Santini could not meet next week but that Mr. Heiden and Mr. Myles could meet on August 27th at 11am. Mr. Johnson wrote Ms. Lennox that Caligan was disappointed that Mr. Santini could not meet but that Caligan would come to Waltham, MA, to meet Mr. Heiden and Mr. Myles on August 27th.

On August 27, 2019, Caligan met with Mr. Heiden and Mr. Myles to share our views with regards to the Company and our views on the causes of the Company’s underperformance. Caligan also requested that changes should be made at the board level. Messrs. Heiden and Myles responded that they would discuss Caligan's views with the Board.

On August 30, 2019, Ms. Lennox wrote Mr. Johnson that Mr. Heiden had discussed our meeting with Mr. Santini and committed to send dates by the end of the week of September 2, 2019 for Caligan to meet with Mr. Santini, Mr. Heiden, and Mr. Myles.

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PROPOSAL 1: THE REMOVAL PROPOSAL

Caligan is asking you to consent to the Removal Proposal to remove four of the current members of the Board, including any other person or persons nominated, appointed or elected to the Board prior to the effectiveness of this Proposal. According to public information, including the Company’s website and Form 8-K filed with the SEC on May 17, 2019, the Board is composed of nine directors, all of whom are elected annually.

The following is the text of the Removal Proposal:

“RESOLVED, that four of the directors of AMAG Pharmaceuticals, Inc. (the “Company”), Gino Santini, Davey S. Scoon, John A. Fallon and James R. Sulat, and, in addition, any person, nominated, appointed or elected to the Board of the Company after [September, 4] 2019 and prior to the effectiveness of this resolution, be and hereby is removed.”

Article 2, Section 2.13 of the Bylaws provides that any director or the entire Board may be removed, with or without cause, by the holders of a majority of the Voting Stock. If a stockholder wishes to consent to the removal of certain of the Board members named in the Removal Proposal, but not all of them, such stockholder may do so by checking the appropriate “consent” box on the enclosed WHITE consent card and writing the name of each such person that the stockholder does not wish to be removed. If fewer than four directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal than the number of such resulting vacancies, then Caligan intends to fill the vacancies in the following order: Paul Fonteyne, David Johnson, Lisa Gersh and Kenneth Shea.

Consent Required.

According to Article 2, Section 2.12 of the Bylaws, the approval of Proposal 1 requires the affirmative consent of stockholders holding at least a majority of the Voting Stock with respect to each director on the Board. Abstentions and broker non-votes will have the same effect as withholding consent, which means that they will have the effect of voting “against” Proposal 1.

We Urge You to CONSENT to Proposal 1 on the WHITE consent card.

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PROPOSAL 2: THE ELECTION PROPOSAL

Caligan is asking you to consent to elect, without a stockholders’ meeting, each of the following individuals to serve as a director of AMAG: Paul Fonteyne, David Johnson, Lisa Gersh and Kenneth Shea.

The Board is currently composed of nine directors, all of whom are elected annually and four of whom will be removed from the Board if the Removal Proposal is approved. If elected, each Nominee would hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation or removal.

Nominees:

Paul Fonteyne
Age; Address	57; c/o Caligan Partners, 520 Madison Ave, New York, NY 10022
Occupation	Executive in Residence, Canaan Partners Former Chief Executive Officer of Boehringer Ingelheim Corporation USA
Experience

Paul Fonteyne most recently served as the Chairman of BI USA, a biotechnology company, and President of Animal Health for Boehringer-Ingelheim USA Corporation, one of the world's largest pharmaceutical companies, in 2018. Prior to that role, Mr. Fonteyne served as the United States Country Managing Director and President and Chief Executive Officer of Boehringer Ingelheim from 2011 through 2018. Previously, Mr. Fonteyne served as Senior Corporate Vice President of Boehringer Ingelheim GmbH from 2009 to 2011. From 2003 to 2008 he served as Executive Vice President, Head of Marketing and Sales for Prescription Medicines at Boehringer-Ingelheim Pharmaceuticals, Inc. Prior to his time with Boehringer-Ingelheim, Mr. Fonteyne held commercial leadership roles at Merck and Co. Inc. and Abbott Laboratories.

Mr. Fonteyne has served on the board of ResTORbio, Inc. (NASDAQ: TORC), a biopharmaceutical company, since 2017, and has been a member of the board of Ypsomed AG (SWX: YPSN), a medical technology company, since 2018. He is currently a director of the private companies Gelesis, Inc., a biotechnology company, and DalCor, Inc., a pharmaceutical company.

Mr. Fonteyne currently serves on the advisory board of the Brigham and Women’s Hospital Lung Center and has previously served on the board of PhRMA (the leading pharmaceutical industry association). He also serves as Chair of the American Cancer Society Initiative for New England (CEOs against Cancer) and as a Special Advisor to Canaan Partners, a Venture Capital Fund dedicated to Health Care and Technology early stage venture investing.

Mr. Fonteyne holds an MS in Chemical Engineering from the University of Brussels and an MBA from Carnegie Mellon University.

Skills & Qualifications	Mr. Fonteyne's qualifications to serve as a director include his expertise in overseeing a major pharmaceutical organization, leadership positions at publicly traded companies and his experience in the development and business strategy of multiple companies in the life sciences sector.

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David Johnson
Age; Address	37; 520 Madison Ave, New York, NY 10022
Occupation	Partner at Caligan Partners LP

Experience

David Johnson is a Partner and co-Founder of Caligan Partners LP, an investment manager. Previously, Mr. Johnson was a Managing Director at The Carlyle Group, where he was employed from 2010 to 2017. At Carlyle, Mr. Johnson was involved in many of the firm's strategic initiatives and sat on investment committees for a number of different funds that invested in both credit and equities.

Prior to joining Carlyle, Mr. Johnson worked for 6 years at Morgan Stanley, where he was a Vice President in the Principal Investments area. In this role, Mr. Johnson served as a director of SeaChange Maritime Limited, and an observer to numerous public and private company boards in which Morgan Stanley had investments. Prior to joining Morgan Stanley, Mr. Johnson worked at Weiss Asset Management in Boston, MA, during which time he served on the board of the Kazakhstan Investment Fund.

Mr. Johnson has served on the Executive Committee for the Harvard College Fund, is a member of the board of directors of the Children's Scholarship Fund, and is Chair of the Finance & Investment Committee for the Riley's Way Foundation.

Mr. Johnson received his A.B. in Applied Mathematics, cum laude, from Harvard College in 2004 and a S.M. in Applied Mathematics from Harvard College in 2004.

Skills & Qualifications	Mr. Johnson's qualifications to serve as a director include his business acumen, investment experience and his deep operational knowledge of growing and developing businesses.

Lisa Gersh
Age; Address	60; c/o Caligan Partners, 520 Madison Ave, New York, NY 10022
Occupation	Former Chief Executive Officer of Alexander Wang
Experience

Lisa Gersh was most recently the Chief Executive Officer of Alexander Wang, a major fashion brand. Prior to joining Alexander Wang, Ms. Gersh served as the Chief Executive Officer of Goop, Inc., a lifestyle brand founded by Gwyneth Paltrow. From 2011 until 2013, Ms. Gersh served first as President and then as Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., an integrated media and merchandising company.

Ms. Gersh served as the President of Strategic Initiatives at NBC Universal from 2007 until 2011. Ms. Gersh was the co-founder of Oxygen Media which she started in 1998 and served as President until it was sold to NBC Universal in 2007. During her tenure at Oxygen, Martha Stewart Living Omnimedia and Goop, Ms. Gersh was a member of the board of directors of each.

Ms. Gersh has extensive experience in media, including serving as President of Strategic Initiatives at NBC, serving as the Managing Director of the Weather Channel Companies for NBC Universal, and co-founding Oxygen Media.

Ms. Gersh has been a member of the board of directors of Hasbro, Inc. (NASDAQ: HAS), an international toy and game company, since 2010. On June 3, 2019, Ms. Gersh was appointed to the board of directors of Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global, high-tech medical device and aesthetics company. Previously, Ms. Gersh was a member of the board of directors of comScore, Inc. (NASDAQ: SCOR), a major media analytics company. Ms. Gersh also serves on the Samsung Retail Advisory Board, the PopSugar Board and the non-executive chair of The Second Shift.

A graduate of the State University of New York at Binghamton, Ms. Gersh holds a law degree from Rutgers Law School and began her career in law, first as an attorney with Debevoise & Plimpton, before co-founding the New York law firm, Friedman Kaplan & Seiler LLP.

Skills & Qualifications	Ms. Gersh's qualifications to serve as a director include her history of driving robust growth for businesses, significant board leadership, lengthy executive experience and entrepreneurial and legal background.

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KenNeth Shea
Age; Address	61; c/o Caligan Partners, 520 Madison Ave, New York, NY 10022
Occupation	Senior Advisor at Guggenheim Securities, LLC

Experience

Kenneth Shea has served at Guggenheim Securities, LLC since 2014, most recently as a Senior Advisor, where he manages the real estate, gaming and leisure investment banking practice. From 2009 until 2014, Mr. Shea was the President of Coastal Capital Management LLC (“Coastal”), an affiliate of Coastal Development, LLC, a private developer of resort destinations, luxury hotels and casino gaming facilities.

Prior to joining Coastal, from 2008 to 2009, Mr. Shea was a Managing Director for Icahn Capital LP, an investment fund company, where Mr. Shea was responsible for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., a global investment bank, where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns & Co., Inc., Mr. Shea played an active role on over $55 billion of mergers and acquisitions and capital raising transactions for many of the leading public companies in the gaming and leisure sectors.

Mr. Shea had been a trustee on the board of trustees of Equity Commonwealth since 2014. Previously, Mr. Shea served on the board of directors of each of CVR Refining, LP (NYSE: CVRR), from 2013 to 2019, and Hydra Industries Acquisition Corporation (NASDAQ: HDRA), from 2014 to 2016.

Mr. Shea received his M.B.A. from the University of Virginia and his B.A. from Boston College.

Skills & Qualifications	Mr. Shea's qualifications to serve as a director include his significant experience in corporate finance, mergers and acquisitions and investing, and his deep knowledge of the capital markets.

We urge stockholders to CONSENT to the election of ALL four of the Nominees on the WHITE consent card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Revised Corporate Governance Guidelines, effective December 20, 2017; (ii) Rule 5605(a) of NASDAQ’s Listing Rules (the “NASDAQ Listing Rules”), and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NASDAQ Listing Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

Each of the Nominees except Mr. Johnson has entered into a nominee agreement pursuant to which Caligan has agreed to pay the costs of soliciting written consents in connection with this Consent Solicitation and to defend and indemnify the Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of written consents in support of their election. The Nominees will not receive any compensation from Caligan or its affiliates for their services as directors of the Company. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this Consent Statement and has confirmed his or her willingness to serve on the Board if elected. Caligan does not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the WHITE consent card will be voted for a substitute candidate selected by Caligan. If Caligan determines to add or substitute nominees, we will file an amended consent statement and consent card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised consent statement and to serve if elected and includes biographical and other information about such nominees as required by the rules of the SEC.

The Election Proposal to elect the Nominees is conditioned, in part, upon the effectiveness of the Removal Proposal. If none of the members of the Board are removed pursuant to the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal. If fewer than four directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal than the number of such resulting vacancies, then Caligan intends to fill the vacancies in the following order: Paul Fonteyne, David Johnson, Lisa Gersh and Kenneth Shea. If less than all of the Nominees are elected pursuant to this Election Proposal, the Board (including the Nominees elected hereby) may act to reduce the size of the Board by resolution, requiring the approval of a majority of directors.

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The WHITE consent card delivered with this Consent Statement provides each stockholder of the Company with the opportunity to adopt Proposal 2 in part by designating the names of any Nominees whom such stockholders does not want elected to the Board.

Consent Required.

According to Article 1, Section 1.10 of the Bylaws, the approval of Proposal 2 requires the affirmative consent of stockholders holding at least a majority of the Voting Stock with respect to each Nominee. Abstentions and broker non-votes will have the same effect as withholding consent, which means that they will have the effect of a vote “against” Proposal 2.

We urge you to sign and return our WHITE consent card. If you have already revoked your consent using the Company’s [●] consent revocation card, you have every right to revoke the revocation of consent by completing and mailing the enclosed WHITE consent card in the enclosed pre-paid envelope or by giving consent via Internet or by telephone by following the instructions on the WHITE consent card. Only the latest validly executed consent that you submit will be counted; any consent or consent revocation may be revoked at any time prior to our delivery of consents to the Company by following the instructions under “Can I change my consent instructions or cancel my revocation of consent?” in the Questions & Answers section. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, toll free at (800) 252-8173 or collect at (212) 269-5550.

We Urge You to CONSENT to Elect ALL four of the Nominees on the WHITE consent card.

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PROPOSAL 3: THE BYLAW RESTORATION PROPOSAL

Caligan is asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of four current directors and the election of the Nominees through changes to the Bylaws not filed with the SEC on December 17, 2015. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Amended and Restated Bylaws of AMAG Pharmaceuticals, Inc. (the “Company”) as of the effectiveness of this resolution that was not included in such Bylaws of the Company filed with the Securities and Exchange Commission on December 17, 2015, be and is hereby repealed.”

If the Board does not effectuate any additional changes to the version of the Bylaws filed by the Company with the SEC on December 17, 2015, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made additional changes since that time, such as amending the provision in the Bylaws to change the procedures by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was filed by AMAG with the SEC on December 17, 2015, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the Consent Solicitation. Caligan is not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

Consent Required.

According to the Bylaws, the approval of Proposal 3 requires the affirmative consent of stockholders holding at least a majority of the then outstanding shares of Voting Stock. Abstentions and broker non-votes will have the same effect as withholding consent, which means that they will have the effect of a vote “against” Proposal 3.

We Recommend you to CONSENT to Proposal 3 on the WHITE consent card.

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PROPOSAL 4: THE BOARD SIZE PROPOSAL

The Bylaws provides that the number of directors which shall constitute the whole Board shall be fixed by resolution of the Board of Directors. Caligan is asking you to consent to the adoption of the Board Size Proposal to fix the size of the Board at no more than nine members. Accordingly, you are being asked to amend the Bylaws as set forth below. The following is the complete text of the Board Size Proposal:

“RESOLVED, that pursuant to Article 7, Section 7.2 of the Amended and Restated Bylaws (the “Bylaws”) of AMAG Pharmaceuticals, Inc., Article 2, Section 2.2 of the Bylaws is hereby amended and restated in its entirety as follows (additions are indicated by bold):

2.2 Number; Election; Tenure And Qualification. The number of directors which shall constitute the whole Board shall be fixed by resolution of the Board of Directors, but in no event shall be less than one nor more than nine. Each director shall be elected by the stockholders at the annual meeting and shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders of the corporation.

and Article 2, Section 2.3 of the Bylaws is hereby amended and restated in its entirety as follows (additions are indicated by bold):

2.3 Enlargement Of The Board. The number of the Board of Directors may be increased at any time by vote of a majority of the directors then in office; provided, however, that the number of directors on the Board of Directors shall not be greater than nine.”

Consent Required.

According to the Bylaws, the approval of Proposal 4 requires the affirmative consent of stockholders holding at least a majority of the Voting Stock. Abstentions and broker non-votes will have the same effect as withholding consent, which means that they will have the effect of a vote “against” Proposal 4.

We Recommend you to CONSENT to Proposal 4 on the WHITE consent card.

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PROPOSAL 5: THE BYLAW AMENDMENT PROPOSAL

The Bylaws currently allow for directors to alter, amend or repeal the Bylaws or to adopt new bylaws by the affirmative vote of a majority of directors present at any regular or specific meeting of the Board at which a quorum is present.

Caligan is asking you to consent to the adoption of the Bylaw Amendment Proposal to mandate that directors may only alter, amend or repeal the Bylaws or adopt new bylaws via unanimous approval. If the Nominees are elected to the Board, they will be a minority of the directors. The Bylaw Amendment Proposal prevents a majority of the Board after the conclusion of the Consent Solicitation from amending the Bylaws without the approval of the minority directors. Accordingly, you are being asked to amend the Bylaws as set forth below. The following is the complete text of the Bylaw Amendment Proposal:

“RESOLVED, that pursuant to Article 7, Section 7.2 of the Amended and Restated Bylaws (the “Bylaws”) of AMAG Pharmaceuticals, Inc., Article 2, Section 7.1 of the Bylaws is hereby amended and restated in its entirety as follows (additions are indicated by bold; deletions are indicated by strikethrough):

7.1 By The Board Of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of ~~a majority~~ all of the directors present in person or represented by proxy at any regular or specific meeting of the Board of Directors ~~at which a quorum is present~~.”

Consent Required.

According to the Bylaws, the approval of Proposal 5 requires the affirmative consent of stockholders holding at least a majority of the Voting Stock. Abstentions and broker non-votes will have the same effect as withholding consent, which means that they will have the effect of a vote “against” Proposal 5.

We Recommend you to CONSENT to Proposal 5 on the WHITE consent card.
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CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of a corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Restated Certificate of Incorporation of the Company does not contain any such contrary provision.

The Bylaws provide, consistent with Section 228 of the DGCL, that any action required or permitted to be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by the holders of outstanding Common Stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Therefore, pursuant to Section 228 of the DGCL and the Bylaws, stockholders of the Company are permitted to take any action by written consent that is required or permitted to be taken at any annual or special meeting if written consents signed by the holders of Common Stock representing at least a majority of the votes entitled to be cast on the matter are delivered in accordance with Section 228 of the DGCL.

For the Proposals to be effective under Delaware law and the Bylaws, properly completed and unrevoked written consents from the holders of record as of the close of business on the Record Date representing at least a majority of the shares of Common Stock then outstanding must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. In order to ensure that your consent is delivered to the Company in a timely manner, we have set [ ], 2019 as the deadline for submission of written consents, but we reserve the right, in our sole discretion, to extend or accelerate such deadline. Effectively, this means that you have until [ ], 2019 to consent to the Proposals. We reserve the right to submit consents to the Company at any time within 60 days of the earliest dated written consent delivered to the Company.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

If the Proposals become effective as a result of this Consent Solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also withhold consent with respect to any of the Proposals on the enclosed WHITE consent card by marking the “WITHHELD” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

We recommend you to CONSENT to ALL OF THE PROPOSALS on the WHITE Consent Card.
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QUESTIONS AND ANSWERS ABOUT THE CONSENT PROCEDURES

Why are we soliciting your consent?

Caligan believes AMAG has durable and valuable assets, but that AMAG’s current strategy will continue to erode shareholder value. Caligan believes urgent change for AMAG’s board is necessary and we are soliciting your consent to remove four existing directors and add our Nominees.

Who is entitled to give consent?

Only holders of Voting Stock at the close of business on the Record Date, [ ], 2019 are entitled to give consent to the Proposals described in this Consent Statement, and thus stockholders who submit consent before the Record Date must remain stockholders on the Record Date in order to for their consents to be valid. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not give consent for such shares of Common Stock. Stockholders of record on the Record Date will retain their consent rights even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).

When is the deadline for submitting consents?

We urge you to submit your consent as soon as possible. For the Proposals to be effective under Delaware law and the Bylaws, properly completed and unrevoked written consents from the holders of record as of the close of business on the Record Date representing at least a majority of the shares of Common Stock then outstanding must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. In order to ensure that your consent is delivered to the Company in a timely manner, we have set [ ], 2019 as the deadline for submission of written consents, but we reserve the right, in our sole discretion, to extend or accelerate such deadline. Effectively, this means that you have until [ ], 2019 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT.

We reserve the right to submit consents to the Company at any time within 60 days of the earliest dated written consent delivered to the Company. See “CONSENT PROCEDURES” on the previous page for additional information regarding such procedures.

How many consents must be received in order to adopt the Proposals?

Each of the Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by a majority of the outstanding Voting Stock as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company. The consent of a majority of the outstanding Voting Stock is required for the removal of each director and accordingly, such removal will be effectuated on a director-by-director basis. The Removal Proposal, the Bylaw Restoration Proposal and the Bylaw Amendment Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposals. The Election Proposal and Board Size Proposal are conditioned, in part, upon the effectiveness of the Removal Proposal.

According to the Company’s Consent Revocation Statement filed on Schedule 14A, filed with the SEC on [ ], 2019, as of [ ], 2019 there were [ ] shares of Common Stock outstanding, each of which is entitled to one vote on each Proposal and no other classes of voting securities were outstanding. Assuming there are [ ] shares of Common Stock outstanding as of the Record Date, which the Board has set as [ ], 2019, the consent of the holders of at least [ ] shares of Common Stock would be necessary to effect each of the Proposals.

How do I give consent for my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please give consent today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided. Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

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Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to consent with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to submit your consent in favor of the Proposals. Please follow the instructions to give consent provided on the enclosed WHITE consent card. If your broker, bank, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to AMAG@dfking.com or mailing them to Caligan, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed WHITE consent cards will be voted as marked and, in the absence of specific instructions, will be deemed to have consented to Proposals 1-5.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS.

How should I act on each proposal?

Caligan recommends that you give your consent for your shares on the WHITE consent card as follows:

“CONSENT” to the Removal Proposal (Proposal 1);

“CONSENT” to the Election Proposal (Proposal 2).

“CONSENT” to the Bylaw Restoration Proposal (Proposal 3).

“CONSENT” to the Board Size Proposal (Proposal 4).

“CONSENT” to the Bylaw Amendment Proposal (Proposal 5).

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received consent instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received consent instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot give consent for the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a consent solicitation. Even though the Company’s Common Stock is NASDAQ-listed, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to shareholders. Because Caligan has initiated a contested consent solicitation, there will be no “routine” matters as part of this Consent Solicitation for any broker accounts that are provided with consent materials by Caligan. All broker non-votes will counted as a vote against the Proposals.

ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT, WHICH, IN EFFECT, IS EQUIVALENT TO REJECTING THE PROPOSALS.

What should I do if I receive a consent revocation card from the Company?

You may receive consent revocation materials from AMAG, including a consent revocation statement and [●] consent revocation card. We are not responsible for the accuracy of any information contained in any consent solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any consent revocation card or solicitation materials that may be sent to you by the Company. If you have already revoked your consent using the Company’s [●] consent revocation card, you have every right to revoke that revocation of consent by completing and mailing the enclosed WHITE consent card in the enclosed pre-paid envelope or by giving consent via Internet or by telephone by following the instructions on the WHITE consent card. Only the latest validly executed consent that you submit will be counted; any consent revocation may be revoked at any time prior to our delivery of consents to the Company by following the instructions below under “Can I change my consent instructions or cancel my revocation of consent?” If you have any questions or require any assistance with giving consent for your shares, please contact our consent solicitor, D.F. King, toll free at (800) 252-8173 or collect at (212) 269-5550.

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Can I change my consent instructions or cancel my revocation of consent?

If you are the stockholder of record, you may change your consent instructions or cancel your revocation of consent prior to our delivery of consents to the Company by:

•	signing, dating and returning the enclosed WHITE consent card (the latest dated consent is the only one that counts); or
•	delivering a later dated consent to Caligan, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005 or to the secretary of the Company.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. Please contact D.F. King, toll free at (800) 252-8173 or collect at (212) 269-5550 for assistance or if you have any questions.

IF YOU HAVE ALREADY RESPONDED ON THE COMPANY’S [●] CONSENT REVOCATION CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Caligan, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all revocations.

Who is making this Consent Solicitation and who is paying for it?

The solicitation of consents pursuant to this Consent Solicitation is being made by Caligan and the Nominees. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. Caligan will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Caligan has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. It is anticipated that certain regular employees of Caligan will also participate in the solicitation of consents in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of consents.

Caligan has retained D.F. King to provide solicitation and advisory services in connection with this solicitation. D.F. King will be paid a fee not to exceed $250,000 based upon the campaign services provided. In addition, Caligan will reimburse D.F. King for its reasonable out-of-pocket expenses and will indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King will employ up to 35 persons to solicit the Company’s stockholders as part of this solicitation. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Consent Solicitation.

The entire expense of soliciting consents is being borne by Caligan. Costs of this Consent Solicitation are currently estimated to be approximately $700,000. We estimate that through the date hereof, Caligan’s expenses in connection with the Consent Solicitation are approximately $150,000. If successful, Caligan may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Caligan does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of four of the Nominees, if all are elected, and five of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of consents include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for certain types of filings and annual reports with respect to two or more stockholders sharing the same address by delivering a single consent statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the Company may be householding our consent materials.

A single copy of this Consent Statement (and of the Company’s Consent Revocation Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate consent statement and annual report, please notify your bank or broker and direct your request to the Investor Relations Department of the Company by telephone at 617-498-3300 or by post at AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham , Massachusetts 02451. Stockholders who currently receive multiple copies of this consent statement at their address and would like to request householding of their communications should contact their bank or broker.

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Where can I find additional information concerning AMAG?

Pursuant to Rule 14a-5(c) Caligan has omitted from this Consent Statement certain disclosure that may be required by applicable law to be included in the Company’s Consent Revocation Statement relating to the Consent Solicitation, filed with the SEC on [ ], 2019. Caligan takes no responsibility for the accuracy or completeness of information contained in the Company’s Consent Revocation Statement. Except as otherwise noted herein, the information in this Consent Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Caligan does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of Caligan, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

This Consent Statement and all other solicitation materials in connection with this consent solicitation will be available on the internet, free of charge, at https://www.[ ].com.

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CONCLUSION

We urge you to carefully consider the information contained in this Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today.

Thank you for your support,

Caligan Partners LP
Caligan Partners CV II LP
David Johnson Samuel J. Merksamer Paul Fonteyne Lisa Gersh Kenneth Shea

[              ], 2019

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ANNEX I: INFORMATION ON THE PARTICIPANTS

We urge you to carefully consider the information contained in this Consent Statement and then support our efforts by signing, dating, and returning the enclosed WHITE consent card today.

This Consent Solicitation is being made by Caligan, Caligan Partners CV II LP (“Caligan Partners CV II”), David Johnson (“Mr. Johnson”) and Samuel J. Merksamer (“Mr. Merksamer,” and, together with Caligan, Caligan Partners CV II and Mr. Johnson, the “Caligan Parties”) and the Nominees.

As of the close of business on [ ], 2019, the Participants may be deemed to beneficially own, in the aggregate, [3,504,428] shares of Common Stock, representing approximately [10.3]% of the Company’s outstanding shares of Common Stock. The percentages contained herein are based upon [●] shares of Common Stock outstanding as of the Record Date, as reported in Company’s Consent Revocation Statement filed on Schedule 14A with the SEC on [ ], 2019.

As of the close of business on [ ], 2019, the Caligan Parties may be deemed to beneficially own, in the aggregate, [3,499,428] shares of Common Stock, Of the [3,499,428] shares of Common Stock beneficially owned in the aggregate by the Caligan Parties: (a) [3,499,428] shares of Common Stock are held by Caligan Partners CV II and a managed account, including [1,000] shares of Common Stock held in record name by Caligan Partners CV II; (b) [3,499,428] shares of Common Stock may be deemed to be beneficially owned by Caligan by virtue of it being the investment manager of Caligan Partners CV II and such managed account; and (c) [3,499,428] shares of Common Stock may be deemed to be beneficially owned by each of Messrs. Johnson and Merksamer, each a citizen of the United States, by virtue of their control of Caligan Partners CV GP LLC, the general partner of Caligan. In addition, 5,000 shares of Common Stock may be deemed to be beneficially owned by Kenneth Shea, a Nominee (“Mr. Shea”).

Each of the Caligan Parties disclaim beneficial ownership over the shares that may be deemed to be beneficially owned by Mr. Shea and Mr. Shea disclaims beneficial ownership over the shares that may be deemed to be beneficially owned by any of the Caligan Parties.

The principal address of Caligan Partners CV II is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of each of Caligan and Messrs. Merksamer and Johnson is 520 Madison Avenue, New York, New York 10022.

The principal business of (i) Caligan Partners CV II is to serve as a private investment fund and (ii) each of Caligan and Messrs. Johnson and Merksamer is investment management.

Each of the Nominees is a United States citizen. The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled “PROPOSAL 2: THE ELECTION PROPOSAL” beginning on page [●].

Except as set forth in this Consent Statement (including this Annex), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Consent Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party;

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and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Consent Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in cash accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Caligan and Messrs. Johnson and Merksamer, by virtue of their direct and indirect control of Caligan Partners CV II and a managed account.

Date	Common Stock Acquired (Disposed)

6/21/2019	100,000
6/24/2019	62,500
6/25/2019	62,500
6/26/2019	15,000
6/27/2019	10,000
7/8/2019	50,000
7/9/2019	50,000
7/10/2019	50,000
7/11/2019	50,000
7/12/2019	21,300
7/15/2019	10,100
7/16/2019	50,000
7/17/2019	25,000
7/18/2019	21,073
7/23/2019	25,000
7/24/2019	50,000
7/25/2019	150,000
7/26/2019	100,000
7/29/2019	150,000
7/30/2019	150,000
7/31/2019	100,000
8/1/2019	60,955
8/2/2019	150,000
8/5/2019	150,000
8/6/2019	270,000
8/7/2019	1,453,000
8/12/2019	113,000

Mr. Shea

Date	Common Stock Acquired (Disposed)

8/19/2019	5,000

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IMPORTANT

Tell your Board what you think! YOUR CONSENT IS VERY IMPORTANT, no matter how many or how few shares you own. Please “CONSENT” to each of the Proposals by taking three steps:

●	SIGNING the enclosed WHITE consent card,
●	DATING the enclosed WHITE consent card, and
●	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can give consent for your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to give consent either by toll-free telephone or by the Internet. You may also give consent by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided, and to ensure that your consent is given for your shares, you should also contact the person responsible for your account and give instructions for a WHITE consent card to be issued representing your shares.

After signing the enclosed WHITE consent card, DO NOT SIGN OR RETURN AMAG’S CONSENT REVOCATION CARD UNLESS YOU INTEND TO CHANGE YOUR CONSENT INSTRUCTIONS, because only your latest dated consent card will be counted.

If you have previously signed and returned a [●] consent revocation card to AMAG, you have every right to change your consent instructions. Only your latest dated consent card will count. You may cancel any consent revocation card already sent to AMAG by signing, dating and mailing the enclosed WHITE consent card in the postage-paid envelope provided or by giving consent by telephone or Internet. Any consent revocation may be cancelled at any time prior to our delivery of written consents to the Company.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement or need help giving consent for your shares, please contact our consent solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 252-8173

Email: AMAG@dfking.com

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PRELIMINARY COPY SUBJECT TO COMPLETION

Form of White Consent Card

AMAG PHARMACEUTICALS, INC.

THIS CONSENT SOLICITATION IS BEING MADE BY CALIGAN PARTNERS LP AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, “CALIGAN”, “WE” OR “US”) AND THE INDIVIDUALS NAMED IN PROPOSAL 2 (THE “NOMINEES”)

THE BOARD OF DIRECTORS OF AMAG PHARMACEUTICALS, INC. IS NOT SOLICITING THIS CONSENT

Unless otherwise indicated below, the undersigned, a stockholder of record of AMAG Pharmaceuticals, Inc. (the “Company”) as of _________, 2019, hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of common stock of the Company, par value $0.01 per share held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

The undersigned hereby revokes any other revocation of consents heretofore given to consent to act with respect to said shares. This consent will be valid until Caligan’s delivery of written consents to the Company.

If this consent card is signed and returned, it will be voted in accordance with your instructions. If, with regards to any or all of the Proposals, you do not specify how the consent should be voted, the undersigned will be deemed to consent to such or all Proposal(s), except that the undersigned will not be deemed to consent to the removal of any current director or to the election of any Nominee whose name is written in the applicable space provided. Caligan recommends that you consent to Proposals 1-5. No assurance can be given that the Company’s nominees will serve if any of the Nominees are elected.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: FILL IN CONSENT BOXES "■” IN BLACK OR BLUE INK

We recommend that you “CONSENT” to Proposal 1:

Proposal 1 – To remove without cause the following four directors of the Board: Gino Santini, Davey S. Scoon, John A. Fallon and James R. Sulat (and, in addition, any person elected, appointed or designated by the Board to fill any vacancy or newly created directorship since [ ], 2019 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective) (“Proposal 1,” or the “Removal Proposal”).

CONSENT	WITHHOLD	ABSTAIN
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INSTRUCTIONS: To consent, withhold consent or abstain consenting to the removal of all the above-named persons, check the appropriate box above. If you wish to consent to the removal of certain of the above-named persons, but not all of them, or if you do not wish to consent to the removal of any other person or persons elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships after [ ], 2019 and prior to the effectiveness of the Proposals, check the “consent” box above and write (1) the name of each such person you do not wish removed, and/or (2) “do not consent to removal of future directors,” in the following space:

We recommend that you “CONSENT” to Proposal 2:

Proposal 2 – To elect Caligan’s slate of four director nominees — Paul Fonteyne, David Johnson, Lisa Gersh and Kenneth Shea (each, a “Nominee” and collectively, the “Nominees”) — as directors to fill the vacancies resulting from Proposal 1 as directors and hold office until the annual meeting of stockholders to be held in 2020 and until their successors are duly elected and qualified (“Proposal 2,” or the “Election Proposal”).

CONSENT	WITHHOLD	ABSTAIN
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INSTRUCTION: To consent, withhold consent, or abstain from consenting to the election of all the persons named in Proposal 2, check the appropriate box above. If you wish to consent to the election of certain of the persons named in Proposal 2, but not all of them, check the “consent” box above and write the name of each such person you do not wish elected in the space provided below.

We recommend that you “CONSENT” to Proposal 3:

Proposal 3 – Repeal any provision of the Bylaws in effect at the time this proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2015 (“Proposal 3,” or the “Bylaw Restoration Proposal”).

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We recommend that you “CONSENT” to Proposal 4:

Proposal 4 – Amend Article 2, Sections 2.2 and 2.3 of the Bylaws to fix the size of the Board at no more than nine members (“Proposal 4,” or the “Board Size Proposal”).

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We recommend that you “CONSENT” to Proposal 5:

Proposal 5 – Amend Article 7, Section 7.1 of the Bylaws to require unanimous Board approval in order for directors to amend the Bylaws (“Proposal 5,” or the “Bylaw Amendment Proposal”).

CONSENT	WITHHOLD	ABSTAIN
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IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS CONSENT IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.